Exhibit 23.1

WEINICK
SANDERS	1375 BROADWAY
LEVENTHAL & CO., LLP	NEW YORK, N.Y. 10018-7010
CERTIFIED PUBLIC ACCOUNTANTS	212-869-3333 FAX: 212-764-3060 WWW.WSLCO.COM

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our audit report dated April 15, 2005 on the financial statements of Comp 24, LLC as at and for the year ended December 31, 2004 in Amendment No. 1 to the Form 8-K/A of Merisel, Inc., Commission File Number 01-17156. We also consent to the inclusion our audit report dated January 25, 2005 on the restated financial statements of Comp 24, LLC as at and for the year ended December 31, 2003 in Amendment No. 1 to Form 8-K/A of Merisel, Inc. Commission File No. 01-17156. We consent to the incorporation by reference in Registration Statement Nos. 33-61592, 333-44595, 333-44605 and 33-63021 of Merisel, Inc. on Form S-8 of our audit reports referenced above and appearing in this Amendment No. 1 to Form 8-K/A dated September 1, 2005 of Merisel, Inc.

/s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, N. Y.

September 1, 2005